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                                                                  EXHIBIT 99(b)

                        KEYCORP STUDENT LOAN TRUST 1999-B
                              OFFICER'S CERTIFICATE

JPMorgan Chase Bank                   Deutsche Bank Trust Company Americas
fka Bank One, National Association    fka Bankers Trust Company
One Bank One Plaza, Suite 0126        60 Wall Street, 26th Floor-MS NYC60-2606
Chicago, IL  60670                    New York, NY 10007
Attn: Corporate Trust Administration  Attn: Corporate Trust & Agency Group
Phone: (312) 407-0192                       Structured Finance
Fax:   (312) 407-1708                 Phone: (212) 250-8522
                                      Fax:   (212) 797-8606

Key Bank USA, National Association
800 Superior Ave, 4th Floor
Cleveland, OH 44114
Attn:  President, KER
Phone: (216) 828-4293
Fax:   (216) 828-9301


Pursuant to Section 3.08 of the Subservicing Agreement between Key Bank USA, National Association as Master Servicer and Pennsylvania Higher Education Assistance Agency, as Subservicer, dated as of September 1, 1999 (the "Agreement"), the undersigned hereby certifies that (i) a review of the activities of PHEAA as Subservicer from January 1, 2003, through December 31, 2003, and of its performance under the Agreement has been made, and (ii) to the best of the undersigned's knowledge, based on the review, PHEAA as Subservicer has fulfilled all its obligations under the Agreement throughout such period.

The undersigned also hereby certifies that the Subservicer has disclosed to the Master Servicer and to the Trust's certified public accountants all significant deficiencies relating to the Subservicer's compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Agreement.

                                    PENNSYLVANIA HIGHER EDUCATION
                                    ASSISTANCE AGENCY, Subservicer

Date:   February 24, 2004           By: /S/ RICHARD E. WILLEY
                                        ------------------------
                                    Name: Richard E. Willey
                                    Title: President and CEO